CoreSite Reports First Quarter 2021 Financial Results

- Delivered Strong Q1 Financial Results, Including 7.0% Revenue Growth Year Over Year -

- Executed $7.0 Million of New and Expansions Sales, Driven by Retail Colocation and Small Scale -

DENVER, CO – April 29, 2021 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-uptime data center campuses with high-performance cloud access and interconnection solutions across the U.S., today announced financial results for quarter ended March 31, 2021.

Q1 2021 Quarterly Highlights

o	Key Financial Results –
o	Grew operating revenues to $157.6 million, an increase of 7.0% year over year and 1.7% sequentially
o	Delivered net income of $0.51 per common diluted share, an increase of $0.03 year over year and $0.05 sequentially
o	Grew adjusted EBITDA to $86.1 million, an increase of 9.4% year over year and 4.0% sequentially
o	Generated FFO of $1.40 per diluted share and unit, an increase of $0.11, or 8.5% year over year and $0.06, or 4.5% sequentially
o	Paid a dividend of $1.23 per share for the first quarter on April 15th
o	Lease Commencements –
o	Commenced 130 new and expansion leases for 28,776 net rentable square feet (“NRSF”), representing $5.9 million of annualized GAAP rent, for an average rate of $206 per NRSF
o	Leasing Activity –
o	Signed 134 new and expansion leases for 33,306 NRSF and $7.0 million of annualized GAAP rent, for an average rate of $209 per NRSF
o	Renewed 276 leases for 91,605 NRSF and $15.9 million of annualized GAAP rent, for an average rate of $173 per NRSF
o	Renewed leases reflected an increase of 2.3% in cash rent and 6.1% in GAAP rent, and we reported churn of 0.8%

“We are pleased with our start to the year, and we are excited about the growth opportunities achievable as we lease up our vacant and available capacity,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “CoreSite’s network and cloud-dense customer communities continue to evidence a differentiated value proposition for customers who increasingly rely on digital operations to advance their business, and we believe our priorities and operating objectives will continue to drive long-term value creation.”

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Sales Activity

CoreSite achieved new and expansion sales of $7.0 million of annualized GAAP rent for the quarter, which included annualized GAAP rent of $3.6 million, $2.6 million, and $0.8 million from retail colocation, small scale, and large scale leases, respectively.

“Our sales results were primarily driven by retail colocation and small scale leasing through strong organic growth from existing customers and demand from new enterprises during the first quarter,” said Steve Smith, CoreSite’s Chief Revenue Officer. “We continue to pursue large scale and hyperscale leases supplementing our retail and small scale leasing volume throughout the remainder of 2021. We have the available capacity to provide the flexibility and scalability required by customers to execute their hybrid and multi-cloud architectures.”

In addition, on April 1st, CoreSite achieved an 89% leased percentage at LA3 Phase 1 within six months of construction completion as a result of signing a large scale lease for approximately $0.8 million of annualized GAAP rent immediately subsequent to quarter end. LA3 Phase 1 will become stabilized upon the expected commencement of the large scale lease in Q3 2021.

CoreSite had annualized GAAP backlog of $9.6 million, or $19.3 million on a cash basis, which is inclusive of the large scale lease signed at LA3 subsequent to quarter end.

Other Financial Results

CoreSite’s $157.6 million of operating revenues for the first quarter included $133.0 million of rental, power and related revenue, reflecting 6.8% year over year growth, $22.2 million of interconnection revenue, reflecting 10.3% year over year growth, and $2.5 million of office, light-industrial and other revenue. Net income was $24.9 million for the quarter, or $0.51 attributable to each common diluted share.

Development Activity

CoreSite continues to invest and develop new capacity as needed to meet market demand.

o	LA3 Phase 2 comprised of 54,000 NRSF and 6 MWs is under construction and continues to be on track for its estimated completion in the fourth quarter of 2021.

CoreSite’s ongoing data center development and operational position includes –

o	the ability to increase its occupied footprint of Tier 1, purpose-built data centers, both owned or leased, by approximately 2.0 million NRSF, or about 85.8%, including space unoccupied, under construction, pre-construction or held for development, and
o	owning (versus leasing) 93.1% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management.

Balance Sheet and Liquidity

The Company’s balance sheet remains strong, with a ratio of net principal debt to fourth quarter annualized adjusted EBITDA of 5.1 times, or 4.9 times including GAAP backlog. As of the end of the first quarter, CoreSite had approximately $278.7 million of current liquidity, including $3.8 million of cash and $274.9 million of available capacity on its revolving credit facility.

2021 Guidance

The Company’s 2021 guidance, including operating revenues, adjusted EBITDA, depreciation and amortization and capital expenditures, along with guidance drivers and other information, can be found on page 21 of CoreSite’s Supplemental Information.

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Conference Call Details

CoreSite will host its first quarter 2021 earnings call on Thursday, April 29, 2021, at 12:00 p.m. (Eastern Time). The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until May 6, 2021, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13717856.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its first quarter 2021 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

Upcoming Conferences and Events

CoreSite’s management will participate virtually in the RBC Capital Markets Data Center & Connectivity Conference on May 25th, Cowen’s 49th Annual Technology, Media & Telecom Conference on June 2nd, the Nareit REITweek 2021 Investor Conference on June 8-9th, and Credit Suisse’s 23rd Annual Communications Conference on June 15th.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-uptime data center campuses with high-performance cloud access and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,375 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 475+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Kate Ruppe

Investor Relations Manager

303-222-7369
InvestorRelations@CoreSite.com

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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates;  the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s financial condition and results from operations. FFO

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is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

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Consolidated Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,
	2021	2020
Assets:
Investments in real estate:
Land	$109,400	$104,734
Buildings and improvements	2,281,662	2,273,536
	2,391,062	2,378,270
Less: Accumulated depreciation and amortization	(907,256)	(867,975)
Net investment in operating properties	1,483,806	1,510,295
Construction in progress	335,913	319,411
Net investments in real estate	1,819,719	1,829,706
Operating lease right-of-use assets, net	168,879	173,928
Cash and cash equivalents	3,791	5,543
Accounts and other receivables, net	22,102	20,849
Lease intangibles, net	2,061	2,507
Goodwill	40,646	40,646
Other assets, net	108,015	103,094
Total assets	$2,165,213	$2,176,273

Liabilities and equity:
Liabilities
Debt, net	$1,736,972	$1,715,911
Operating lease liabilities	184,775	189,404
Accounts payable and accrued expenses	79,185	79,140
Accrued dividends and distributions	62,861	63,878
Acquired below-market lease contracts, net	2,263	2,313
Unearned revenue, prepaid rent and other liabilities	50,340	53,149
Total liabilities	2,116,396	2,103,795

Stockholders' equity
Common stock, par value $0.01	424	422
Additional paid-in capital	559,777	555,595
Accumulated other comprehensive loss	(14,463)	(20,526)
Distributions in excess of net income	(502,894)	(471,910)
Total stockholders' equity	42,844	63,581
Noncontrolling interests	5,973	8,897
Total equity	48,817	72,478
Total liabilities and equity	$2,165,213	$2,176,273

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$132,976	$130,430	$124,505
Interconnection revenue	22,160	21,947	20,085
Total data center revenue	155,136	152,377	144,590
Office, light-industrial and other revenue	2,506	2,561	2,772
Total operating revenues	157,642	154,938	147,362

Operating expenses:
Property operating and maintenance	42,632	43,649	40,183
Real estate taxes and insurance	6,735	6,218	6,190
Depreciation and amortization	44,628	44,386	40,991
Sales and marketing	5,862	5,844	6,144
General and administrative	11,517	10,302	11,267
Rent	9,221	10,187	8,399
Total operating expenses	120,595	120,586	113,174
Operating income	37,047	34,352	34,188
Interest expense	(12,123)	(11,933)	(11,183)
Income before income taxes	24,924	22,419	23,005
Income tax expense	(9)	(10)	(17)
Net income	24,915	22,409	22,988
Net income attributable to noncontrolling interests	3,047	2,751	5,140
Net income attributable to common shares	$21,868	$19,658	$17,848

Net income per share attributable to common shares:
Basic	$0.52	$0.46	$0.48
Diluted	$0.51	$0.46	$0.48

Weighted average common shares outstanding:
Basic	42,378	42,330	37,336
Diluted	42,592	42,529	37,504

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Rental revenue	$85,207	$83,891	$80,886
Power revenue	44,360	43,374	41,278
Tenant reimbursement and other	3,409	3,165	2,341
Rental, power, and related revenue	$132,976	$130,430	$124,505

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net income	$24,915	$22,409	$22,988
Real estate depreciation and amortization	42,889	42,518	39,415
FFO available to common shareholders and OP unit holders	$67,804	$64,927	$62,403

Weighted average common shares outstanding - diluted	42,592	42,529	37,504
Weighted average OP units outstanding - diluted	5,941	5,943	10,796
Total weighted average shares and units outstanding - diluted	48,533	48,472	48,300

FFO per common share and OP unit - diluted	$1.40	$1.34	$1.29

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net income	$24,915	$22,409	$22,988
Adjustments:
Interest expense	12,123	11,933	11,183
Income taxes	9	10	17
Depreciation and amortization	44,628	44,386	40,991
EBITDAre	$81,675	$78,738	$75,179
Non-cash compensation	4,393	4,033	3,482
Transaction costs / litigation	3	—	—
Adjusted EBITDA	$86,071	$82,771	$78,661

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